EXHIBIT 99.1

Federated National Holding Company Reports Third Quarter 2017 Results

SUNRISE, Fla., Nov. 06, 2017 (GLOBE NEWSWIRE) -- Federated National Holding Company (the “Company”) (Nasdaq:FNHC) today reported results for the three and nine months ended September 30, 2017.

Q3 2017 highlights (as measured against the same three-month period last year, except where noted):

  Gross written premiums of $154.8 million
  Florida homeowners’ policies of approximately 280,000
  54.2% increase in non-Florida homeowners’ policies to approximately 27,400
  17.7% increase in total revenue to $95.9 million
  $310 million of estimated gross claims from Hurricane Irma, resulting in $21.4 million of claims, net of reinsurance
  $3.3 million of claims, net of recoveries including reinsurance, from Hurricane Harvey, including $0.5 million in Automobile.
  Net loss of $5.5 million or $0.42 per diluted share
  Book value per share, excluding noncontrolling interest, of $16.26, unchanged from December 31, 2016
  Repurchased 84,445 shares of common stock at an average price of $15.61, during the third quarter of 2017

Mr. Michael H. Braun, the Company’s Chief Executive Officer, with reference to the quarter’s results, said, “In a quarter in which weather damage to our insureds resulted in approximately $25 million of hurricane-related claims for the Company, pre-tax and net of reinsurance, our net loss of $5.5 million represents a strong result.  I am proud of the performance of our entire claims team, including our field and desk adjusters, agents and strategic partners, all of whom have come together to provide excellent service to the over 28,000 insureds who have filed hurricane-related claims with us so far.  Our robust reinsurance program, in which over eighty reinsurers participate, has demonstrated its strength.  Despite weathering the largest Category Five storm in the Atlantic Ocean in over a decade, which triggered hurricane warnings throughout the State of Florida, we utilized approximately 20% of our $1.5 billion per event reinsurance limit.  Our prepaid reinstatement features operated as intended, restoring our full $1.5 billion per event limit on a highly cost-effective basis, with $1.9 billion of total remaining limit available for multiple future events.  Our 2017 rate increase of 10.0%, which took effect on August 1st, will mitigate the impact of assignment of benefits (“AOB”) and improve our underwriting results in the coming quarters.”

Revenues

  Total revenues increased $14.4 million, or 17.7%, to $95.9 million for the three months ended September 30, 2017, compared with $81.5 million for the same three-month period last year.
  Gross written premiums decreased $6.3 million, or 3.9%, to $154.8 million in the quarter, compared with $161.1 million for the same three-month period last year.  The decrease was driven by Automobile, which decreased $14.3 million, partially offset by an increase in Homeowners of $7.9 million.  The Automobile decrease was due to management actions to reduce the size of our overall program.  During the quarter just ended, we had three active programs as compared to five active programs during the prior year quarter.  The Company’s Automobile written premiums in the third quarter came almost entirely from active programs.  While the remaining run-off program is expected to produce earned premiums for the next several quarters, the magnitude thereof is lessening quickly.  Homeowners’ non-Florida has continued its significant growth in 2017, specifically in Louisiana, Texas and South Carolina.  Homeowners’ Florida written premiums this quarter partially reflect the 10.0% rate increase that became effective August 1, 2017.
  Gross premiums earned increased $5.2 million, or 3.5%, to $152.8 million, driven primarily by 7.1% growth in Homeowners spanning all states, offset by management actions to decrease premiums in Automobile.
  Ceded premiums decreased $4.1 million, or 5.2%, to $74.1 million in the quarter, compared with the same three-month period last year.  The decrease in ceded premiums earned was driven by lower ceded premiums from Automobile as a result of lower gross premiums discussed above.  Additionally, to a lesser extent, Homeowners ceded premiums decreased due to the expiration of the retrospectively-rated 10% and 30% Florida-only property quota share treaties, which ended on July 1, 2017 and 2016, respectively.  The effect of these expirations was partially offset by a new 10% Florida-only property quota share treaty, which became effective on July 1, 2017, and by a slight increase in the new 2017-2018 excess of loss reinsurance program, portions of which became effective on June 1, 2017 and July 1, 2017.  This slight increase in cost is from Monarch National Insurance Company’s reinsurance program, which reflects its premium growth in the past year.
  Together, the increase in gross earned premium and the decrease in ceded premiums drove net premiums earned of $78.7 million, a $9.3 million increase, or 13.3%, from the same three-month period last year, with Homeowners up 15.8%.
  Net realized investment gains were $6.1 million for the three months ended September 30, 2017, compared to $1.1 million in the prior year period.  This increase was driven by a decision to re-deploy approximately $30.6 million of equities into fixed-income securities during the quarter in order to reduce the Company’s exposure to the equity markets.

Expenses

  Losses and loss adjustment expenses (“LAE”) increased $26.9 million, or 58.6%, to $72.9 million for the three months ended September 30, 2017, compared with $46.0 million for the same three-month period last year.  Losses were impacted by claims, net of reinsurance, of $21.4 million related to Hurricane Irma across both of our insurance carriers.  The Company was also impacted by claims, net of reinsurance, of $5.5 million related to Hurricane Harvey in the Homeowners and Auto lines of businesses in Texas and Louisiana, $2.3 million of which is recoverable through a profit-share mechanism that is presented in commissions and other underwriting expenses.  The third quarter of 2016 included $4.0 million of losses related to Hurricane Hermine.  During the current quarter, we strengthened our 2017 net loss reserves by approximately $1.5 million in Homeowners in Florida, which increased our 2017 attritional loss ratio to 36.5%.  These impacts were offset by approximately $4.0 million of revenues in our managing general agent for catastrophe claims handling, which presents itself in the consolidated financial statements as lower net losses.  Approximately $2.5 million of the period over period increase stems from lower ceded losses in the third quarter of 2017 from the combination of the expiration of the retrospectively-rated 10% and 30% Florida-only property quota share treaties and the new 10% Florida-only property quota share treaty.  The remainder of the variance is primarily attributable to premium growth in the current quarter as compared to the third quarter of 2016.
  Commissions and other underwriting expenses decreased $0.7 million, or 2.1%, to $29.2 million for the three months ended September 30, 2017, compared with $29.9 million for the three months ended September 30, 2016.  Excluding the impact of Hurricane Harvey on the related profit-sharing provision, commissions and other underwriting expenses increased by $1.6 million over the prior year period due primarily to higher expense from the profit-sharing provision as a result of increased profitability in our homeowners’ Non-Florida business and incremental expenses in support of higher premiums.

Stock Repurchase Program

  During the third quarter of 2017, the Company repurchased 84,445 shares of common stock for $1.3 million at an average price of $15.61.

Conference Call Information

The Company will hold an investor conference call at 9:00 AM (ET) Tuesday, November 7, 2017. The Company’s CEO, Michael Braun, its CFO, Ronald Jordan, and its CAO, Erick Fernandez will discuss the financial results and review the outlook for the Company. Messrs. Braun, Jordan and Fernandez invite interested parties to participate in the conference call.

Listeners interested in participating in the Q&A session may dial-in with the number below:
(877) 303-6913

Conference ID: 96863798

A live webcast of the call will be available online via the “Conference Calls” section of the Company’s website at FedNat.com or interested parties can click on the following link:

http://www.fednat.com/investors/conference-calls/

Please call at least five minutes in advance to ensure that you are connected prior to the presentation.  A webcast replay of the conference call will be available shortly after the live webcast is completed and may be accessed via the Company’s website.

About the Company

The Company is authorized to underwrite, and/or place through our wholly owned subsidiaries, homeowners’ multi-peril, personal automobile, commercial general liability, federal flood, and various other lines of insurance in Florida and various other states.  The Company also serves as managing general agent for its joint venture, Monarch National Insurance Company. The Company markets and distributes its own and third-party insurers’ products and our other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

The Company’s supplemental line of business information is designed to afford users greater transparency into our results.  The “Homeowners” line of business consists of our homeowners and fire property and casualty insurance business, which currently operates in Florida, Alabama, Texas, Louisiana and South Carolina. The “Automobile” line of business consists of our nonstandard personal automobile insurance business which currently operates in Georgia, Texas, Alabama, and Florida. The “Other” line of business primarily consists of our commercial general liability and federal flood businesses, along with corporate and investment operations.

Forward-Looking Statements /Safe Harbor Statements

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

  Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
  Descriptions of plans or objectives of management for future operations, insurance products/or services;
  Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
  Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our compliance with minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends, including as a result of insureds’ assignment of benefits; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact that the results of the Monarch joint venture may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability and security of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT:
Michael H. Braun, CEO (954) 308-1322,
Ronald Jordan, CFO (954) 308-1363,
or Erick A. Fernandez, CAO (954) 308-1341
Federated National Holding Company

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except per share data)
Revenue:
Gross premiums written	$154,782	$161,137	$469,525	$468,379
Gross premiums earned	152,779	147,624	451,320	413,056
Ceded premiums earned	(74,116)	(78,219)	(211,005)	(228,609)
Net premiums earned	78,663	69,405	240,315	184,447
Net investment income	2,603	2,164	7,481	6,398
Net realized investment gains	6,101	1,126	8,644	2,060
Direct written policy fees	3,651	4,318	13,222	13,445
Other income	4,874	4,493	14,511	13,321
Total revenue	95,892	81,506	284,173	219,671

Costs and expenses:
Losses and loss adjustment expenses	72,935	45,973	181,657	126,216
Commissions and other underwriting expenses	29,242	29,868	86,578	61,232
General and administrative expenses	5,042	4,044	14,737	13,211
Interest expense	81	81	247	259
Total costs and expenses	107,300	79,966	283,219	200,918

(Loss) income before income taxes	(11,408)	1,540	954	18,753
Income taxes	(4,223)	102	350	6,594
Net (loss) income	(7,185)	1,438	604	12,159
Net (loss) income attributable to noncontrolling interest	(1,674)	44	(1,975)	239
Net (loss) income attributable to Federated National Holding Company shareholders	$(5,511)	$1,394	$2,579	$11,920

Net (loss) income per share:
Basic	$(0.42)	$0.10	$0.20	$0.86
Diluted	$(0.42)	$0.10	$0.19	$0.85
Number of shares used to calculate net income per share:
Basic	13,135	13,780	13,211	13,807
Diluted	13,135	13,943	13,302	13,999

Dividends declared per share of common stock	$0.08	$0.08	$0.24	$0.17

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
Selected Operating Metrics
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gross premiums written:	(in thousands)
Homeowners/Fire Florida	$126,211	$123,789	$373,875	$367,809
Homeowners/Fire non-Florida	15,198	9,743	40,381	26,038
Personal automobile	7,176	21,523	37,089	56,208
Commercial general liability	2,546	3,171	8,768	10,493
Federal flood	3,651	2,911	9,412	7,831
Total gross premiums written	$154,782	$161,137	$469,525	$468,379

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gross premiums earned:	(in thousands)
Homeowners/Fire Florida	$121,771	$116,852	$359,147	$336,037
Homeowners/Fire non-Florida	11,734	7,857	31,064	20,496
Personal automobile	13,525	17,163	43,932	39,579
Commercial general liability	3,005	3,406	9,339	10,327
Federal flood	2,744	2,346	7,838	6,617
Total gross premiums earned	$152,779	$147,624	$451,320	$413,056

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net premiums earned:	(in thousands)
Homeowners/Fire	$72,266	$62,421	$217,820	$166,556
Personal automobile	3,547	3,754	13,640	8,100
Commercial general liability	2,850	3,230	8,855	9,791
Total net premiums earned	$78,663	$69,405	$240,315	$184,447

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Commissions and other underwriting expenses:	(in thousands)
Homeowners/Fire Florida	$14,707	$13,700	$43,171	$39,725
All other lines of business	8,455	9,196	25,189	22,218
Ceded commissions	(5,387)	(5,156)	(15,083)	(32,944)
Total commissions and other fees	17,775	17,740	53,277	28,999
Salaries and wages	3,958	3,609	11,361	10,418
Other underwriting expenses	7,509	8,519	21,940	21,815
Total commissions and other underwriting expenses:	$29,242	$29,868	$86,578	$61,232

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
Selected Operating Metrics (continued)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Loss Ratio	92.7%	66.2%	75.6%	68.4%
Net Expense Ratio	43.6%	48.9%	42.2%	40.4%
Combined Ratio	136.3%	115.1%	117.8%	108.8%
Gross Loss Ratio	254.4%	48.9%	118.7%	48.6%
Gross Expense Ratio	26.0%	26.5%	25.8%	26.0%
Book value per share excluding noncontrolling interest	$16.26	$17.72	$16.26	$17.72

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS	(in thousands, except share and per share data)
Investments
Debt securities, available-for-sale, at fair value	$422,359	$374,756
Debt securities, held-to-maturity, at amortized cost	5,410	5,551
Equity securities, available-for-sale, at fair value	15,575	29,375
Total investments	443,344	409,682

Cash and cash equivalents	81,535	74,593
Prepaid reinsurance premiums	189,957	156,932
Premiums receivable, net of allowance	55,145	54,854
Reinsurance recoverable, net	338,015	48,530
Deferred acquisition costs	38,958	37,477
Income taxes receivable	20,707	13,871
Property and equipment, net	4,202	4,194
Other assets	9,607	11,509
TOTAL ASSETS	$1,181,470	$811,642

LIABILITIES
Loss and loss adjustment expense reserves	$461,541	$158,476
Unearned premiums	312,227	294,022
Reinsurance payable	126,479	79,154
Debt from consolidated variable interest entity	4,925	4,909
Deferred income taxes, net	8,769	1,433
Other liabilities	38,766	35,792
Total liabilities	952,707	573,786

SHAREHOLDERS’ EQUITY
Preferred stock, $0.01 par value: 1,000,000 shares authorized	-	-
Common stock, $0.01 par value: 25,000,000 shares authorized; 13,053,281 and 13,473,120 shares issued and outstanding, respectively	130	134
Additional paid-in capital	139,161	136,779
Accumulated other comprehensive income	2,713	1,941
Retained earnings	70,265	80,275
Total Federated National Holding Company shareholders’ equity	212,269	219,129
Noncontrolling interest	16,494	18,727
Total shareholders' equity	228,763	237,856
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,181,470	$811,642

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Statements of Operations and Operating Metrics by Line of Business
(Unaudited)

	Three Months Ended September 30,
	2017				2016
	Homeowners	Automobile	Other	Consolidated	Homeowners	Automobile	Other	Consolidated
	(in thousands)
Revenue:
Gross premiums written	$141,409	$7,176	$6,197	$154,782	$133,532	$21,523	$6,082	$161,137
Gross premiums earned	133,505	13,525	5,749	152,779	124,709	17,163	5,752	147,624
Ceded premiums earned	(61,239)	(9,978)	(2,899)	(74,116)	(62,288)	(13,409)	(2,522)	(78,219)
Net premiums earned	72,266	3,547	2,850	78,663	62,421	3,754	3,230	69,405
Net investment income	—	—	2,603	2,603	—	—	2,164	2,164
Net realized investment gains	—	—	6,101	6,101	—	—	1,126	1,126
Direct written policy fees	2,306	1,206	139	3,651	2,190	1,977	151	4,318
Other income	3,432	495	947	4,874	2,765	1,318	410	4,493
Total revenue	78,004	5,248	12,640	95,892	67,376	7,049	7,081	81,506

Costs and expenses:
Losses and loss adjustment expenses	65,600	4,581	2,754	72,935	40,399	3,498	2,076	45,973
Commissions and other underwriting expenses	24,587	3,431	1,224	29,242	23,875	4,883	1,110	29,868
General and administrative expenses	3,915	150	977	5,042	3,033	150	861	4,044
Interest expense	81	—	—	81	81	—	—	81
Total costs and expenses	94,183	8,162	4,955	107,300	67,388	8,531	4,047	79,966

(Loss) income before income taxes	(16,179)	(2,914)	7,685	(11,408)	(12)	(1,482)	3,034	1,540
Income taxes	(6,241)	(1,124)	3,142	(4,223)	(4)	(572)	678	102
Net (loss) income	(9,938)	(1,790)	4,543	(7,185)	(8)	(910)	2,356	1,438
Net (loss) income attributable to noncontrolling interest	(1,674)	—	—	(1,674)	44	—	—	44
Net (loss) income attributable to Federated National Holding Company shareholders	$(8,264)	$(1,790)	$4,543	$(5,511)	$(52)	$(910)	$2,356	$1,394

Net loss ratio	90.8%	129.2%	96.6%	92.7%	64.7%	93.2%	64.3%	66.2%
Net expense ratio	39.4%			43.6%	43.1%			48.9%
Combined ratio	130.2%			136.3%	107.8%			115.1%

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Statements of Operations and Operating Metrics by Line of Business
(Unaudited)
(Continued)

	Nine Months Ended September 30,
	2017				2016
	Homeowners	Automobile	Other	Consolidated	Homeowners	Automobile	Other	Consolidated
	(in thousands)
Revenue:
Gross premiums written	$414,256	$37,089	$18,180	$469,525	$393,847	$56,208	$18,324	$468,379
Gross premiums earned	390,211	43,932	17,177	451,320	356,533	39,579	16,944	413,056
Ceded premiums earned	(172,391)	(30,292)	(8,322)	(211,005)	(189,977)	(31,479)	(7,153)	(228,609)
Net premiums earned	217,820	13,640	8,855	240,315	166,556	8,100	9,791	184,447
Net investment income	-	-	7,481	7,481	-	-	6,398	6,398
Net realized investment gains	-	-	8,644	8,644	-	-	2,060	2,060
Direct written policy fees	6,935	5,828	459	13,222	6,478	6,477	490	13,445
Other income	8,917	2,982	2,612	14,511	6,673	4,838	1,810	13,321
Total revenue	233,672	22,450	28,051	284,173	179,707	19,415	20,549	219,671

Costs and expenses:
Losses and loss adjustment expenses	159,497	18,093	4,067	181,657	111,211	7,227	7,778	126,216
Commissions and other underwriting expenses	72,742	10,126	3,710	86,578	49,517	8,282	3,433	61,232
General and administrative expenses	11,288	500	2,949	14,737	10,127	450	2,634	13,211
Interest expense	247	-	-	247	259	-	-	259
Total costs and expenses	243,774	28,719	10,726	283,219	171,114	15,959	13,845	200,918

(Loss) income before income taxes	(10,102)	(6,269)	17,325	954	8,593	3,456	6,704	18,753
Income taxes	(3,896)	(2,418)	6,664	350	3,316	1,332	1,946	6,594
Net (loss) income	(6,206)	(3,851)	10,661	604	5,277	2,124	4,758	12,159
Net (loss) income attributable to noncontrolling interest	(1,975)	-	-	(1,975)	239	-	-	239
Net (loss) income attributable to Federated National Holding Company shareholders	$(4,231)	$(3,851)	$10,661	$2,579	$5,038	$2,124	$4,758	$11,920

Net loss ratio	73.2%	132.6%	45.9%	75.6%	66.8%	89.2%	79.4%	68.4%
Net expense ratio	38.6%			42.2%	35.8%			40.4%
Combined ratio	111.8%			117.8%	102.6%			108.8%